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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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NitroMed, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NITROMED, INC.
125 SPRING STREET
LEXINGTON, MASSACHUSETTS 02421

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 16, 2005

To our stockholders:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NitroMed, Inc. will be held on Monday, May 16, 2005 at 1:00 p.m., local time, at the offices of NitroMed, 125 Spring Street, Lexington, Massachusetts 02421. At the meeting, stockholders will consider and vote on the following matters:

  1.
  The election of nine (9) members to our board of directors, each to serve for a term of one year.

  2.
  The adoption of an amendment to, and approval of the continuance of, our amended and restated 2003 stock incentive plan.

  3.
  The ratification of the selection by our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.

        The stockholders will also act on any other business that may properly come before the annual meeting or any adjournment thereof.

        Stockholders of record at the close of business on April 1, 2005 are entitled to notice of, and to vote at, the annual meeting or any adjournment thereof. Your vote is important regardless of the number of shares you own. Our stock transfer books will remain open for the purchase and sale of our common stock.

        We hope that all stockholders will be able to attend the annual meeting in person. However, in order to ensure that a quorum is present at the meeting, please date, sign and promptly return the enclosed proxy card whether or not you expect to attend the annual meeting. A postage-prepaid envelope, addressed to American Stock Transfer & Trust Company, our transfer agent and registrar, has been enclosed for your convenience. If you attend the meeting, you may revoke your proxy and vote your shares in person.

        All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

LAWRENCE E. BLOCH, M.D., J.D. Secretary

Lexington, Massachusetts
April 12, 2005

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES.

NITROMED, INC.
125 SPRING STREET
LEXINGTON, MASSACHUSETTS 02421

PROXY STATEMENT

for the 2005 Annual Meeting of Stockholders
to be held on May 16, 2005

        This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the board of directors of NitroMed, Inc. for use at the Annual Meeting of Stockholders to be held on Monday, May 16, 2005 at 1:00 p.m., local time, at the offices of NitroMed, 125 Spring Street, Lexington, Massachusetts 02421, and of any adjournment thereof.

        All proxies will be voted in accordance with the instructions contained in those proxies. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to our Secretary or by appearing at the meeting and voting in person.

        Our Annual Report to Stockholders for the fiscal year ended December 31, 2004 is being mailed to stockholders with the mailing of these proxy materials on or about April 12, 2005.

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written request to Lawrence E. Bloch, M.D., J.D., Chief Financial Officer, Chief Business Officer, Treasurer and Secretary, NitroMed, Inc., 125 Spring Street, Lexington, Massachusetts 02421.

Voting Securities and Votes Required

        Stockholders of record at the close of business on April 1, 2005 will be entitled to notice of and to vote at the annual meeting. As of that date, 30,273,562 shares of our common stock were issued and outstanding. Each share of common stock entitles the holder to one vote with respect to all matters submitted to stockholders at the meeting. We have no other securities entitled to vote at the meeting.

        The representation in person or by proxy of at least a majority of the shares of common stock issued, outstanding and entitled to vote at the annual meeting is necessary to establish a quorum for the transaction of business. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

        Directors are elected by a plurality of votes cast by stockholders entitled to vote at the meeting. To be approved, any other matters submitted to our stockholders, including the adoption of an amendment to, and approval of the continuance of, our amended and restated 2003 stock incentive plan, which we refer to as our 2003 plan, and the ratification of Ernst & Young LLP as our independent registered public accounting firm, require the affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting. The votes will be counted, tabulated and certified by a representative of American Stock Transfer & Trust Company, our transfer agent and registrar, who will serve as the inspector of elections at the annual meeting.

        Shares which abstain from voting as to a particular matter, and shares held in "street name" by banks or brokerage firms who indicate on their proxy cards that they do not have discretionary authority to vote such shares as to a particular matter, which we refer to as "broker non-votes," will not be considered as present and entitled to vote with respect to a particular matter. Accordingly, neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to any matters voted on at the annual meeting, but will be counted for the purpose of determining whether a quorum exists.

        Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any stockholder voting by proxy has the right to revoke the proxy at any time before the polls close at the annual meeting by giving our Secretary a duly executed proxy card bearing a later date than the proxy being revoked at any time before that proxy is voted or by appearing at the meeting and voting in person. The shares represented by all properly executed proxies received in time for the meeting will be voted as specified in those proxies. If the shares you own are held in your name and you do not specify in the proxy card how your shares are to be voted, they will be voted in favor of the election as directors of those persons named in this proxy statement, in favor of the amendment to and continuance of our 2003 plan, in favor of the ratification of Ernst & Young LLP as our independent registered public accounting firm and in favor of any other items that may properly come before the meeting. If the shares you own are held in "street name," the bank or brokerage firm, as the record holder of your shares, is required to vote your shares in accordance with your instructions. In order to vote your shares held in "street name," you will need to follow the directions your bank or brokerage firm provides you.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement and Annual Report to Stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to our Investor Relations Department, NitroMed, Inc., 125 Spring Street, Lexington, Massachusetts 02421, telephone: (781) 266-4000. If you want to receive separate copies of the proxy statement or Annual Report to Stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCK OWNERSHIP INFORMATION

        The following table sets forth information regarding beneficial ownership of our common stock as of January 31, 2005 by:

  •
  each person or entity that beneficially owns more than 5% of the outstanding shares of our common stock;

  •
  each of our directors;

  •
  our chief executive officer and our four other most highly compensated executive officers as of December 31, 2004; and

  •
  all of our directors and executive officers as a group.

        The number of shares of common stock beneficially owned by each person or entity is determined in accordance with the applicable rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of our common stock. The information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws. The inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares.

Name and Address of Beneficial Owner(1)	Number of Shares Owned	+	Common Stock Underlying Options Acquirable Within 60 Days	=	Total Beneficial Ownership	Percentage of Common Stock Beneficially Owned(2)
5% Stockholders
Funds Managed by HealthCare Ventures, L.L.C.(3) Nassau Street, Second Floor Princeton, NJ 08837	6,354,103		—		6,354,103	21.0%
Rho Ventures(4) 152 West 57th Street, 23rd Floor New York, NY 10019	5,469,333		—		5,469,333	18.1%
Directors and Named Executive Officers
Michael D. Loberg, Ph.D.(5)	363,227		306,470		669,697	2.2%
Manuel Worcel, M.D.	33,185		360,969		394,154	1.3%
L. Gordon Letts, Ph.D.	171,492		57,160		228,652	*
Mark H. Pavao	—		—		—	—
Joseph Grimm(6)	166,765		6,459		173,224	*
Robert S. Cohen	—		28,750		28,750	*
Frank L. Douglas, M.D., Ph.D.	—		—		—	*
Zola Horovitz, Ph.D.	—		28,750		28,750	*
Argeris Karabelas, Ph.D.(7)	1,403,460		11,875		1,415,335	4.7%
Mark Leschly(8)	5,489,333		3,750		5,493,083	18.2%
John W. Littlechild(9)	6,367,228		5,625		6,372,853	21.1%

Joseph Loscalzo, M.D., Ph.D.	3,449	75,301	78,750	*
Davey S. Scoon	—	5,000	5,000	*
All directors and executive officers as a group (14 persons)	13,831,374	883,650	14,715,024	47.3%

*
Less than 1% of our outstanding common stock.

(1)
Unless otherwise indicated, the address of each stockholder is c/o NitroMed, Inc., 125 Spring Street, Lexington, MA 02421.

(2)
Percentage of beneficial ownership is based on 30,242,147 shares of our common stock outstanding as of January 31, 2005. Shares of common stock subject to options currently exercisable, or exercisable within 60 days of January 31, 2005, are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage for any other person.

(3)
Consists of 2,407,472 shares of common stock held by HealthCare Ventures III, L.P.; 707,033 shares of common stock held by HealthCare Ventures IV, L.P.; 1,240,788 shares of common stock held by HealthCare Ventures V, L.P.; and 1,998,810 shares of common stock held by HealthCare Ventures VI, L.P. Mr. Littlechild, a director of NitroMed, is a general partner of HealthCare Partners III, L.P. (which is the general partner of HealthCare Ventures, III, L.P.), HealthCare Partners IV, L.P. (which is the general partner of HealthCare Ventures IV, L.P.), HealthCare Partners V, L.P. (which is the general partner of HealthCare Ventures V, L.P.) and HealthCare Partners VI, L.P. (which is the general partner of HealthCare Ventures VI, L.P.). Mr. Littlechild disclaims beneficial ownership of the shares held by each of the funds managed by HealthCare Ventures, L.L.C., except to the extent of his pecuniary interest therein.

(4)
Consists of 3,268,877 shares of common stock held by Rho Management Trust II; 378,884 shares of common stock held by Rho Ventures IV L.P., 891,990 shares of common stock held by Rho Ventures IV (QP) L.P. and 929,582 shares of common stock held by Rho Ventures IV GmbH & Co., Beteiligungs KG. Mr. Leschly, a director of NitroMed, is a Managing Member of the general partner of Rho Ventures IV, L.P. and Rho Ventures IV (QP), L.P., a Managing Director of the general partner of Rho Ventures IV GmbH & Co. Beteiligungs KG and a Managing Partner of the investment advisor to Rho Management Trust II. Mr. Leschly disclaims beneficial ownership of the shares held by each of the funds managed by Rho Capital Partners, Inc. except to the extent of his pecuniary interest therein.

(5)
Includes 72,776 shares of common stock held in trust for the benefit of Dr. Loberg's children of which Dr. Loberg disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(6)
Mr. Grimm resigned as our Senior Vice President, Business Development, Chief Financial Officer, Treasurer and Secretary on September 1, 2004. Information under the column "Number of Shares Owned" is based on a Statement of Changes in Beneficial Ownership of Securities on Form 4 filed by Mr. Grimm with the Securities and Exchange Commission on July 14, 2004.

(7)
Includes 1,392,281 shares of common stock held by funds managed by Care Capital LLC. Dr. Karabelas is a partner of Care Capital LLC. Dr. Karabelas disclaims beneficial ownership of the shares held by each of the funds managed by Care Capital LLC, except to the extent of his pecuniary interest therein.

(8)
Includes 5,469,333 shares of common stock held by funds managed by Rho Ventures. See Note 4 above.

(9)
Includes 6,354,103 shares of common stock held by funds managed by HealthCare Ventures, L.L.C. See Note 3 above.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and the holders of more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of our records and written representations by the persons required to file these reports, we believe that all filing requirements of Section 16(a) were satisfied with respect to our most recent fiscal year, except as disclosed below.

        On June 2, 2004, Drs. Worcel, Letts and Loberg each filed a Statement of Changes in Beneficial Ownership of Securities on Form 4 to report the grant of options to purchase 25,000, 25,000, and 150,000 shares of our common stock, respectively, on May 18, 2004. On July 14, 2004, Mr. Littlechild filed a Statement of Changes in Beneficial Ownership of Securities on Form 4 to report the grant of an option to purchase 10,000 shares of our common stock on June 14, 2004. On July 15, 2004, Drs. Loscalzo, Karabelas and Horovitz, and Messrs. Scoon, Cohen and Leschly each filed a Statement of Changes in Beneficial Ownership of Securities on Form 4 to report the grant of options to purchase 10,000 shares of our common stock on June 14, 2004. On July 27, 2004, Mr. Pavao filed an Initial Statement of Beneficial Ownership of Securities on Form 3 and a Statement of Changes in Beneficial Ownership of Securities on Form 4 to report the grant of an option to purchase 125,000 shares of our common stock on July 12, 2004. On January 21, 2005, Dr. Letts filed a Statement of Changes in Beneficial Ownership of Securities on Form 4 to report the exercise of options to purchase 60,000 shares of our common stock on January 18, 2005.

PROPOSAL ONE—ELECTION OF DIRECTORS

        The persons named in the enclosed proxy card will vote to elect as directors the nine nominees named below, unless the proxy card is marked otherwise. If a stockholder returns a proxy card without contrary instructions, the persons named as proxies will vote to elect as directors the nominees identified below, each of whom is currently a member of our board of directors. Each director will be elected to hold office until the 2006 Annual Meeting of Stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal.

        The number of directors of NitroMed is fixed at nine. The nominees have indicated their willingness to serve if elected. However, if any director nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by our board of directors. Our board of directors has no reason to believe that any of the nominees will be unable to serve if elected.

        Set forth below are the name and age of each member of our board of directors, each of whom is nominated for re-election to our board of directors, his length of service as a member of our board of directors, principal occupation and business experience during the past five years and the name of other publicly held companies of which he serves as a director.

        No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

Board Recommendation

        The board of directors recommends a vote "FOR" the election of each of the following nominees.

Argeris Karabelas, Ph.D., age 52, became a director in 2002.

        Argeris Karabelas, Ph.D. has served as a member of our board of directors since January 2002 and as our Chairman since August 2003. Since November 2001, he has been a partner in Care Capital LLC, a life sciences investment firm. From June 2000 to November 2001, Dr. Karabelas served as Chairman of Novartis BioVentures Ltd., a private equity firm affiliated with Novartis Pharma A.G., a pharmaceutical company. Dr. Karabelas has also served as Chief Executive Officer of Worldwide Pharmaceuticals for Novartis Pharma AG from December 1997 to October 2001. He is a member of the Scientific Advisory Council of Massachusetts General Hospital and the Visiting Committee for Health Sciences and Technology at Massachusetts Institute of Technology. In addition, Dr. Karabelas serves as a director of Human Genome Sciences, Inc., SkyePharma plc., Acura Pharmaceuticals and Anadys Pharmaceuticals, Inc. Dr. Karabelas holds a Ph.D. in pharmacokinetics from the Massachusetts College of Pharmacy.

Michael D. Loberg, Ph.D., age 57, became a director in 1997.

        Michael D. Loberg, Ph.D. has served as a member of our board of directors and as our Chief Executive Officer since September 1997. He has served as President since September 2003. From 1996 to January 1997, Dr. Loberg served as President of Bristol-Myers Squibb Company's Oncology and Immunology division, a pharmaceuticals company. From 1994 to 1996, Dr. Loberg served as President of Bristol-Myers Squibb Company's U.S. Primary Care division. Dr. Loberg also serves as a director of Advanced Magnetics, Inc. Dr. Loberg holds a B.S. in chemistry from Trinity College and a Ph.D. in chemistry from Washington University.

Robert S. Cohen, age 62, became a director in 1997.

        Robert S. Cohen has served as a member of our board of directors since July 1997. Mr. Cohen has served as a consultant to pharmaceutical and biotechnology companies for the past three years. From October 1999 to May 2001, Mr. Cohen served as Chief Executive Officer of Memory Pharmaceuticals Corp., a pharmaceutical company. From March 1997 to June 1999, Mr. Cohen served as President and Chief Executive Officer of Shire Laboratories Inc., a drug delivery company. Mr. Cohen also served first as Chief Operating Officer and then Chief Executive Officer of Pharmavene Inc., which subsequently merged with Shire Pharmaceutical Group, plc. Mr. Cohen holds a B.S. and an M.S. degree from Brooklyn College of Pharmacy of Long Island University and attended the Harvard Business School Advanced Management Program.

Frank L. Douglas, M.D., Ph.D., age 61, became a director in 2005.

        Frank L. Douglas, M.D., Ph.D. has served as a member of our board of directors since April 2005. Dr. Douglas has served since February 2005 as Executive in Residence at the Sloan School of Management at the Massachusetts Institute of Technology, where he is establishing the Center for Biomedical Innovation. From 1999 to 2004, Dr. Douglas served as Executive Vice President and Chief Scientific Officer of Aventis S.A., a developer of pharmaceuticals and human vaccines. From 1995 to 1999, Dr. Douglas served as Executive Vice President and head of global research and development at Hoechst Marion Roussel, a pharmaceuticals company that merged with Rhone Poulenc Rorer to form Aventis S.A. Dr. Douglas currently serves as a director of Gene Logic Inc. Dr. Douglas also is a Fellow of the High Blood Pressure Council, a member of the Advisory Board of the University of Frankfurt/Main, Germany and a member of the Advisory Board of the Institute of Basic and Biological Sciences at Johns Hopkins University. Dr. Douglas holds a Ph.D. in Physical Chemistry and an M.D. from Cornell University.

Zola Horovitz, Ph.D., age 70, became a director in 1997.

        Zola P. Horovitz, Ph.D. has served as a member of our board of directors since September 1997. Dr. Horovitz has served as a consultant to the pharmaceutical and biotechnology industries since 1994. Prior to his retirement in 1994, Dr. Horovitz served as Vice President, Business Development and Planning for Bristol-Myers Squibb Company. He also serves as a Director of Avigen, Inc., BioCryst Pharmaceuticals, Inc., DOV Pharmaceutical, Inc., Genaera Corporation, GenVec, Inc., Immunicon Corporation and Palatin Technologies, Inc. Dr. Horovitz holds a Ph.D. in pharmacology from the University of Pittsburgh.

Mark Leschly, age 36, became a director in 1996.

        Mark Leschly has served as a member of our board of directors since September 1996. Since July 1999, Mr. Leschly has been a Managing Partner with Rho Capital Partners, an investment and venture capital management company. Starting in July 1994 to July 1999, Mr. Leschly was an associate and then a General Partner of HealthCare Ventures, L.L.C., a venture capital management company. From September 1991 to June 1993, Mr. Leschly served as a consultant for McKinsey & Co., a management consulting company. In addition to being a director of Diversa Corporation, Tercica, Inc. and Senomyx, Inc., each biotechnology companies, Mr. Leschly is a director of a number of private companies. Mr. Leschly holds a B.A. degree from Harvard University and an M.B.A. from the Stanford Graduate School of Business.

John W. Littlechild, age 53, became a director in 1999.

        John W. Littlechild has served as a member of our board of directors since June 1999. Mr. Littlechild previously served as our President from inception to May 1993 and as a director from

May 1992 to December 1997. Since 1992, he has served as General Partner of HealthCare Ventures, L.L.C., a venture capital management company. He currently serves on the Executive Committee of the Board of Fellows for Harvard Medical School as well as on the Science and Technology Committee and as Chairman of the Microbiology Department Advisory Board. Mr. Littlechild also serves as a director of Dyax Corp. and Orthofix International NV. Mr. Littlechild holds a B.Sc. from the University of Manchester in England and an M.B.A. from the Manchester Business School.

Joseph Loscalzo, M.D., Ph.D., age 53, became a director in 2004.

        Joseph Loscalzo, M.D., Ph.D. has served as a member of our board of directors since January 2004. Since 1994 he has been a member of the faculty of Boston University, first as Chief of Cardiology and, since 1997, Chairman of the Department of Medicine. Dr. Loscalzo is also currently the Director of the Whitaker Cardiovascular Institute at Boston University School of Medicine and Physician-in-Chief at the Boston Medical Center. From 1984 to 1994, Dr. Loscalzo was a member of the faculty of Harvard University, where he rose to the rank of Associate Professor of Medicine, and of the staff at Brigham and Women's Hospital, where he became the Director of the Center for Research in Thrombolysis. Dr. Loscalzo holds an A.B., M.D., and a Ph.D. in biochemistry from the University of Pennsylvania.

Davey S. Scoon, age 58, became a director in 2003.

        Davey S. Scoon has served as a member of our board of directors since November 2003. Since October 2003, he has been Chief Administrative and Financial Officer of Tom's of Maine, a company that manufactures natural care products. He also serves as Non-Executive Chairman of the Board of Directors of Tufts Health Plan, where he has been a director since 1981. From 2001 to 2003, Mr. Scoon served as Chief Administrative and Financial Officer for Sun Life Financial and from 1999 to 2001, Mr. Scoon served as Vice President and Chief Financial Officer for Sun Life Financial. From 1985 to 1999, Mr. Scoon was employed by Liberty Funds Group of Boston (formerly Colonial Management) as Executive Vice President and Chief Operating Officer. Mr. Scoon holds a B.A. from the University of Wisconsin and an M.B.A. from the Harvard Business School.

        For information relating to shares of our common stock owned by each of our directors, our top four most highly compensated executive officers and all directors and executive officers as a group, see the disclosure set forth under the heading "Stock Ownership Information."

EXECUTIVE OFFICERS

        Our executive officers, as of April 12, 2005, their respective ages and their positions are as follows:

Name	Age	Position
Michael D. Loberg, Ph.D.	57	President, Chief Executive Officer and Director
Manuel Worcel, M.D.	66	Chief Medical Officer
L. Gordon Letts, Ph.D.	57	Senior Vice President, Research and Development and Chief Scientific Officer
Lawrence E. Bloch, M.D., J.D	39	Chief Financial Officer, Chief Business Officer, Treasurer and Secretary
Mark H. Pavao	41	Senior Vice President of Sales and Marketing
James G. Ham, III	55	Vice President of Finance

        Michael D. Loberg, Ph.D., age 57, has served as a member of our board of directors and as our Chief Executive Officer since September 1997. He has served as President since September 2003. From 1996 to January 1997, Dr. Loberg served as President of Bristol-Myers Squibb Company's Oncology and Immunology division, a pharmaceuticals company. From 1994 to 1996, Dr. Loberg served as President of Bristol-Myers Squibb Company's U.S. Primary Care division. Dr. Loberg also serves as a director of Advanced Magnetics, Inc. Dr. Loberg holds a B.S. in chemistry from Trinity College and a Ph.D. in chemistry from Washington University.

        Manuel Worcel, M.D., age 66, has served as our Chief Medical Officer since 1997. He also served as our President from September 1993 to September 2003. From 1993 to 1997, Dr. Worcel also served as our Chief Executive Officer and as a director. From 1989 to 1993, Dr. Worcel served as Head of Cardiovascular Research and Development at Ciba Geigy Corp., a pharmaceutical company. Dr. Worcel has served as a professor at the Institut de la Sante et de la Recherche Medicale in France and is currently a Fellow of the Hypertension Council of the American Heart Association. Dr. Worcel holds an M.D. from the University of Buenos Aires.

        L. Gordon Letts, Ph.D., age 57, has served as our Senior Vice President, Research and Development and as our Chief Scientific Officer since May 1997. From December 1993 to May 1997, Dr. Letts served as our Vice President, Research. From 1987 to 1993, he served as Director of Pharmacology at Boehringer Ingelheim Pharmaceuticals, a United States subsidiary of a German pharmaceuticals company. Dr. Letts currently serves as President of the International Association of Inflammation Societies. Dr. Letts holds a Ph.D. in pharmacology from Sydney University.

        Lawrence E. Bloch, M.D., J.D., age 39, has served as our Chief Financial Officer and Chief Business Officer since September 2004 and as our Treasurer and Secretary since November 2004. Dr. Bloch served from 2000 to 2004 as Chief Financial Officer, and from 1999 to 2002 as Vice President of Business Development, at Applied Molecular Evolution, Inc., a life sciences company focused on applying directed molecular evolution to discovering, optimizing and developing human biotherapeutics. Dr. Bloch holds a B.S. from Stanford University, an M.Phil. in finance from Cambridge University, a J.D. from Harvard Law School, an M.D. from Harvard Medical School and an M.B.A. from Harvard Business School.

        Mark H. Pavao, age 41, has served as our Senior Vice President, Sales and Marketing since July 2004. From August 2001 to July 2004 Mr. Pavao served as Vice President, Neuroscience Marketing at Bristol-Myers Squibb Company, a pharmaceuticals and health care products company. From February 2000 to May 2001 Mr. Pavao served as Vice President, Sales and Marketing at Helios Health, Inc., a provider of Internet-connected patient education kiosks. From 1989 to 2000 Mr. Pavao held various positions at SmithKline Beecham Pharmaceuticals, a pharmaceuticals company, culminating in his service as Vice President, Healthcare Initiatives from September 1999 to

February 2000. Mr. Pavao holds a B.A. from the University of North Carolina at Chapel Hill and an M.B.A. from The Wharton School at the University of Pennsylvania.

        James G. Ham, III, age 55, has served as our Vice President of Finance since September 2004. From 2003 to 2004, Mr. Ham was employed as a consultant providing business development and financial controls support to companies in the biotechnology industry. From 2001 to 2003 Mr. Ham served as Chief Financial Officer at Clearview Projects, a consulting firm providing business development and licensing support services to the biotech industry. From 1977 to 2001, Mr. Ham held various positions at Bristol-Myers Squibb Company, a pharmaceuticals and health care products company, including positions with financial responsibility for Bristol-Myers Squibb's ethical pharmaceutical division, U.S. pharmaceutical division and operational planning for the Worldwide Pharmaceutical Group, and culminating in his service as Vice President Information Technology—Global Business Services from 1994 to 2001. Mr. Ham holds a B.S. from Villanova University and an M.B.A. from St. John's University.

CORPORATE GOVERNANCE

General

        We believe that good corporate governance is important to ensure that NitroMed is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that we have adopted. We have posted copies of the charters of our audit, compensation and nominating and corporate governance committees on the corporate governance section of our website, www.nitromed.com.

Corporate Governance Guidelines

        Our board of directors has adopted corporate governance guidelines to assist our board of directors in the exercise of its duties and responsibilities and to serve the best interests of NitroMed and our stockholders. These guidelines, which provide a framework for the conduct of our board of directors, provide that:

  •
  the principal responsibility of the directors is to oversee the management of the business and affairs of NitroMed;

  •
  a majority of the members of our board of directors shall be independent directors;

  •
  the non-employee directors shall meet regularly in executive session;

  •
  directors shall have full and free access to our officers and employees and, as necessary and appropriate, independent advisors;

  •
  all new directors participate in an orientation program and all directors are expected to maintain the necessary level of expertise to perform his or her responsibilities as a director; and

  •
  at least annually, the board of directors and its committees shall conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

        Under applicable Nasdaq National Stock Market rules, a director will only qualify as an "independent director" if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that none of Argeris Karabelas, Ph.D., Robert S. Cohen, Frank L. Douglas, M.D., Ph.D., Zola Horovitz, Ph.D., Mark Leschly, John W. Littlechild or Davey S. Scoon has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an "independent director" as defined under Rule 4200(a)(15) of the Nasdaq National Stock Market, Inc. Marketplace Rules.

Director Nomination Process

        The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to members of our board of directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and corporate governance committee and our board of directors.

        In considering whether to recommend any particular candidate for inclusion in the board of directors' slate of recommended director nominees, the nominating and corporate governance committee applies the criteria set forth in our corporate governance guidelines. These criteria include the candidate's integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The nominating and corporate governance committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our board of directors to fulfill its responsibilities.

        Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting in writing their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, c/o Secretary, NitroMed, Inc., 125 Spring Street, Lexington, Massachusetts 02421. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and corporate governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or our board of directors, by following the procedures set forth under the heading "Stockholder Proposals."

        At the 2005 annual meeting, stockholders will be asked to consider the election of Frank L. Douglas, M.D., Ph.D., who has been nominated for election by our stockholders as a director for the first time. Dr. Douglas was originally proposed to our board of directors by members of our nominating and corporate governance committee, and our board of directors determined to include him among their nominees.

Board of Directors Meetings, Committees and Attendance

        The board of directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The primary responsibility of our board of directors is to oversee the management of our company and, in doing so, serve the best interests of our company and our stockholders. The board of directors selects, evaluates and provides for the succession of executive officers and, upon the recommendation of our nominating and corporate governance committee and subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Our board of directors also participates in decisions that have a potential major economic impact on our company. Management keeps the directors informed of company activity through regular communication, including written reports and presentations at board of directors and committee meetings.

        Our board of directors met nine times during the fiscal year ended December 31, 2004, either in person or by teleconference. During 2004, each director attended at least 75% of the aggregate of the total number of board meetings and the total number of meetings held by all committees on which he then served.

Annual Meeting of Stockholders

        We have no formal policy regarding director attendance at the annual meeting of stockholders, although all directors are expected to attend the annual meeting of stockholders if they are able to do so. Three of our directors attended the 2004 annual meeting of stockholders in person and one director participated by telephone.

Board Committees

        The board of directors has established three standing committees—audit, compensation, and nominating and corporate governance—each of which operates under a charter that has been approved by our board of directors.

        The board of directors has determined that all of the members of each of the board's three standing committees are independent as defined under the rules of the Nasdaq National Stock Market, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934.

Audit Committee

        The audit committee's responsibilities include:

  •
  appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

  •
  overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from our independent registered public accounting firm;

  •
  reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

  •
  coordinating the board of directors' oversight of our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

  •
  establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting-related complaints and concerns;

  •
  meeting independently with our independent registered public accounting firm and management; and

  •
  preparing the audit committee report required by Securities and Exchange Commission rules (which is included on page 13 of this proxy statement).

        The board of directors has determined that Mr. Scoon is an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K.

        The members of the audit committee are Mr. Scoon (Chairman), Mr. Cohen and Dr. Horovitz. The audit committee met six times in 2004.

Compensation Committee

        The compensation committee's responsibilities include:

  •
  annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

  •
  determining the compensation of our chief executive officer;

  •
  reviewing and approving, or making recommendations to our board with respect to, the compensation of our other executive officers;

  •
  reviewing and making recommendations to our board of directors regarding our incentive compensation plans and equity-based plans; and

  •
  reviewing and making recommendations to our board with respect to director compensation.

        The members of the compensation committee are Mr. Leschly (Chairman), Dr. Karabelas and Mr. Cohen. The compensation committee met two times during 2004.

Nominating and Corporate Governance Committee

        The nominating and corporate governance committee's responsibilities include:

  •
  identifying individuals qualified to become members of our board of directors;

  •
  recommending to the board the persons to be nominated for election as directors and to each of the board's committees;

  •
  reviewing and making recommendations to the board with respect to management succession planning;

  •
  developing and recommending to the board corporate governance principles; and

  •
  overseeing an annual evaluation of the board.

        The members of the nominating and corporate governance committee are Mr. Littlechild (Chairman), Dr. Horovitz and Mr. Leschly. The nominating and corporate governance committee met four times during 2004.

Communicating with the Independent Directors

        The board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of our board of directors (if an independent director), or the lead director (if one is appointed), or otherwise the chairman of the nominating and corporate governance committee, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

        Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the board (if an independent director), or the lead director (if one is appointed), or otherwise the chairman of the nominating and corporate governance committee, considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

        Stockholders who wish to send communications on any topic to our board of directors should address such communications in writing to the Board of Directors, c/o Secretary, NitroMed, Inc., 125 Spring Street, Lexington, Massachusetts 02421.

Code of Business Conduct and Ethics

        We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Report of the Audit Committee

        The audit committee has reviewed our audited financial statements for the fiscal year ended December 31, 2004 and has discussed these financial statements with our management and our independent registered public accounting firm. Our management is responsible for the preparation of our financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards. The audit committee is responsible for providing independent, objective oversight of NitroMed's accounting functions and internal controls.

        The audit committee has also received from, and discussed with, our independent registered public accounting firm various communications that our independent registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees), which we refer to as SAS 61. SAS 61 (as codified in AU Section 380 of the Codification of Statements on Auditing Standards) requires our independent registered public accounting firm to discuss with the audit committee, among other things, the following:

  •
  methods to account for significant unusual transactions;

  •
  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  •
  the process used by management in formulating particularly sensitive accounting estimates and the basis for the independent registered public accounting firm's conclusions regarding the reasonableness of those estimates; and

  •
  disagreements with management regarding financial accounting and reporting matters and audit procedures.

        Our independent registered public accounting firm also provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires independent registered public accounting firms annually to disclose in writing all relationships that in their professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The audit committee has discussed with our independent registered public accounting firm their independence from our company.

        Based on its discussions with management and our independent registered public accounting firm, and its review of the representations and information provided by management and our independent registered public accounting firm, the audit committee recommended to the board of directors that the audited financial statements be included in our company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

        By the audit committee of the board of directors of NitroMed.

Davey S. Scoon (Chairman) Robert S. Cohen Zola Horovitz, Ph.D.

Independent Registered Public Accounting Firm Fees

        The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us in each of the last two fiscal years for audit services and other services:

Fee Category	2004	2003
Audit Fees(1)	$265,500	$442,700
Audit-Related Fees(2)	3,000	—
Tax Fees(3)	23,600	11,300
All Other Fees	—	—

Total Fees	$292,100	$454,000

(1)
Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with regulatory filings or engagements. In 2004, audit fees included services in connection with our follow-on public offering totaling $98,500. In 2003, audit fees included services in connection with our initial public offering totaling $327,000.

(2)
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements that are not reported under "Audit Fees." In 2004, these services related to internal control assistance.

(3)
Tax fees consist of fees for tax compliance and tax research. Tax compliance and related services accounted for $18,800 of the total tax fees for 2004 and all of the total tax fees for 2003.

Pre-Approval Policy and Procedures

        The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.

        From time to time, the audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

Compensation of Directors

        Effective March 2005, we compensate our directors for service on our board of directors in the amount of $6,000 per quarter. The chairman of our board of directors is compensated an additional $5,000 per year. In addition, members of the audit committee receive $2,000 per committee meeting, and members of the compensation committee and nominating and corporate governance committee receive $1,000 per committee meeting. The chairman of the audit committee receives an additional $2,000 per year, and the chairman of the compensation committee and the chairman of the nominating and corporate governance committee each receive an additional $1,000 per year. Directors are reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of our board of directors and its committees.

        Directors are also eligible to participate in our 2003 plan. In March 2005, our board of directors adopted a program under which each non-employee director is eligible to receive an option to purchase 20,000 shares of our common stock upon his appointment to our board and also is eligible to receive an annual grant of an option to purchase 15,000 shares of our common stock at each year's annual meeting at which he serves as a director. Options granted upon a director's initial election to our board of directors vest in four equal annual installments beginning on the first anniversary of the grant date.

Options granted upon a director's reelection at our annual meeting of stockholders vest in full on the first anniversary of the date of grant. Currently, each option terminates on the earlier of ten years from the date of grant or 90 days after the optionee ceases to serve as a director, except in the case of death or disability, in which event the option terminates one year from the date of the director's death or disability. The exercise price of these options equals the fair market value of our common stock on the date of grant.

        In accordance with our director stock option program in effect in 2004, in January 2004 we granted Dr. Loscalzo an option to purchase 20,000 shares of our common stock pursuant to our 2003 plan at an exercise price of $7.90 per share, which was the last sale price of our common stock, as reported on the Nasdaq National Stock Market, on the date of grant, upon his initial election to our board of directors. For information regarding consulting fees paid to Dr. Loscalzo, see "Certain Relationships and Related Transactions—Boston University."

Certain Relationships and Related Transactions

Boston University

        Dr. Loscalzo, a member of our board of directors, is the Chairman of the Department of Medicine at Boston University Medical School, Physician-in-Chief, Boston Medical Center and Director of the Whitaker Cardiovascular Institute at the Boston Medical Center.

        Dr. Loscalzo has served as a consultant since 1992 and as the Chair of our scientific advisory board since 1999. In October 2003, we entered into a consulting agreement with Dr. Loscalzo, as amended in April 2004, pursuant to which we have agreed to pay Dr. Loscalzo an annual retainer of $55,000 for his services. The agreement is for a period of ten years, subject to our right to terminate the agreement at any time on 30 days' notice. In 2004, we paid Dr. Loscalzo an aggregate of $58,750 in consulting fees and we granted Dr. Loscalzo an option to purchase 20,000 shares of our common stock pursuant to our 2003 plan for his service on our scientific advisory board. The option has an exercise price of $7.90 per share, which was the closing price of our common stock, as reported on the Nasdaq National Market, on the date of grant.

        In June 1993, as amended in July 1997, January 1999 and December 2002, we entered into a research and license agreement with the Trustees of Boston University, or BU. Under the agreement, we have agreed to fund a multi-year research program under Dr. Loscalzo's direction at BU in the area of nitric oxide-enhancing medicines. Our funding is principally for laboratory equipment and supplies as well as a portion of the salary of Martin Feelish, Ph.D., a professor of medicine at BU and a member of our scientific advisory board. We have also agreed to provide Dr. Feelish with access to our research facilities at the BU School of Medicine. Under the agreement, in exchange for our sponsored research funding, BU has granted us exclusive worldwide royalty-bearing rights to technology and inventions owned by BU at the effective time of, or developed in the course of, the sponsored research program. We have agreed to pay royalties to BU on all products sold or distributed by us or our affiliates which incorporate or utilize inventions, material or information specified in the agreement. In 2004, we made payments to BU in the amount of $221,500 pursuant to this agreement, excluding the lease payments described below.

        In May 2003, we entered into an oral agreement with BU pursuant to which we lease approximately 1,500 square feet of laboratory space from BU at its Evans Biomedical Research Center in Boston, Massachusetts. The lease has a term of three years, and we make annual rental payments of $60,000 pursuant to the lease. As provided above, we have agreed to make this space available to Dr. Feelish of BU. In 2004, we made payments to BU under this agreement in the amount of $60,000.

INFORMATION ABOUT EXECUTIVE COMPENSATION

Executive Compensation

        The table below sets forth the total compensation paid or accrued for the fiscal years ended December 31, 2004, 2003 and 2002 to (i) our chief executive officer, (ii) each of our three most highly compensated other executive officers who were serving as executive officers on December 31, 2004 and whose total annual compensation exceeded $100,000 for the year ended December 31, 2004, and (iii) an executive officer whose employment was terminated during 2004 and whose total annual compensation exceeded $100,000 for the year ended December 31, 2004. We refer to these officers collectively as our named executive officers.

Summary Compensation Table

							Long-Term Compensation Awards
		Annual Compensation
							Number of Securities Underlying Options
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation ($)				All Other Compensation(2)
Michael D. Loberg, Ph.D. President and Chief Executive Officer	2004 2003 2002	$332,470 319,693 304,560	$116,365 136,889 90,577	$	— — 293,208	(1)	150,000 230,000 —	$1,032 1,032 1,032
Manuel Worcel, M.D. Chief Medical Officer	2004 2003 2002	268,830 259,121 246,774	104,844 87,588 52,439		— — —		87,500 130,000 —	3,048 3,048 1,558
L. Gordon Letts, Ph.D. Senior Vice President, Research and Development and Chief Scientific Officer	2004 2003 2002	248,636 239,080 227,689	62,159 77,596 46,750		— — 35,843	(3)	87,500 130,000 65,000	1,025 976 490
Mark H. Pavao, Senior Vice President of Sales and Marketing	2004 2003 2002	118,371 — —	31,250 — —		— — —		125,000 — —	120 — —
Joseph Grimm(4) Former Senior Vice President, Business Development, Chief Financial Officer, Treasurer and Secretary	2004 2003 2002	149,569 216,243 205,947	— 72,574 38,512		— — —		— 95,000 —	134,612 459 430

(1)
Amount represents loan forgiveness of principal and accrued interest, including a gross up on taxable amounts resulting from the forgiveness of interest.

(2)
Amount represents, with the exception of the amount listed for Mr. Grimm in 2004, the payment of premiums on group term life insurance.

(3)
Amount represents loan forgiveness of principal and accrued interest, including a gross up on taxable amounts resulting from the forgiveness of both principal and interest.

(4)
Mr. Grimm resigned as our Senior Vice President, Business Development, Chief Financial Officer, Treasurer and Secretary on September 1, 2004. The amount listed under the column entitled "All Other Compensation" represents severance amounts paid to Mr. Grimm.

Option Grants in Last Fiscal Year

        The following table sets forth certain information concerning grants of stock options to purchase shares of our common stock made to our named executive officers during the fiscal year ended December 31, 2004.

Option Grants in Last Fiscal Year

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted(1)(#)	Percent of Total Options Granted to Employees in Fiscal Year
Name				Exercise Price	Expiration Date
						5%	10%
Michael D. Loberg, Ph.D.	150,000	14%		$7.55	05/18/2014	$712,223	$1,804,913
Manuel Worcel, M.D.	25,000 62,500	2 6	% %	7.55 10.21	05/18/2014 07/19/2014	118,704 401,313	300,819 1,017,007
L. Gordon Letts, Ph.D.	25,000 62,500	2 6	% %	7.55 10.21	05/18/2014 07/19/2014	118,704 401,313	300,819 1,017,007
Mark H. Pavao	125,000	11%		6.09	07/12/2014	478,746	1,213,236
Joseph Grimm	—	—		—	—	—	—

(1)
Options vest and become exercisable in four equal installments on the first, second, third and fourth anniversaries of the date of grant.

(2)
Amounts reported in these columns represent amounts that may be realized upon exercise of the stock options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on our common stock over the term of the stock options, net of exercise price. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect our estimate of future stock price growth. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock and the date on which the options are exercised.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

        The following table sets forth certain information regarding the exercise of stock options during the fiscal year ended December 31, 2004 and the number and value of unexercised options held as of December 31, 2004 by our named executive officers.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-The-Money Options at Fiscal Year-End($)(2)
Name	Shares Acquired on Exercise(#)	Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael D. Loberg, Ph.D.	—	—	291,470	343,530	$7,216,335	$7,056,686
Manuel Worcel, M.D.	7,341	$128,935	353,469	195,965	8,982,439	3,844,713
L. Gordon Letts, Ph.D.	100,000	1,928,000	119,660	260,965	2,877,354	5,446,963
Mark H. Pavao	—	—	—	125,000	—	2,570,000
Joseph Grimm	150,400	1,087,096	13,400	—	250,178	—

(1)
Value represents the difference between the exercise price per share and the fair market value per share of our common stock on the date of exercise, multiplied by the number of shares acquired on exercise.

(2)
Value is based on the difference between the closing sale price per share of our common stock on December 31, 2004, the last trading day of the fiscal year ended December 31, 2004 ($26.65), and the applicable option exercise price, multiplied by the number of shares subject to the option.

Employment Letters

        We have entered into employment letters with the following executive officers: Dr. Loberg, Dr. Worcel, Dr. Letts, Dr. Bloch, Mr. Pavao and Mr. Ham. Each of these agreements provide for severance payments in the event of a termination of employment by us without cause up to an amount equal to six months of base salary for Dr. Loberg, Dr. Worcel, Dr. Letts and Mr. Ham and up to an amount equal to twelve months of base salary for Dr. Bloch and Mr. Pavao. Upon a change in control of NitroMed, Dr. Bloch is entitled to accelerated vesting with respect to the unvested portion of his option awards. In addition, Dr. Worcel's agreement provides that in the event of a sale of our company prior to July 1 of any calendar year, Dr. Worcel will receive 50% of his scheduled bonus for such year, and if such sale occurs anytime after July 1 of any calendar year, he will be entitled to 100% of his scheduled bonus for such year.

        Each executive officer has signed our standard form of invention and non-disclosure agreement, providing for protection of our confidential information and ownership of intellectual property developed by such executive officer.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table provides information as of December 31, 2004 about the securities authorized for issuance under our equity compensation plans, consisting of our 1993 equity incentive plan, our 2003 plan and our 2003 employee stock purchase plan. All of our equity compensation plans were adopted with the approval of our stockholders.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(1)
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	3,246,631	$6.70	558,955
Equity compensation plans not approved by stockholders	—	—	—

Total	3,246,631	$6.70	558,955

(1)
Includes no shares of our common stock issuable under our 1993 equity incentive plan, 514,297 shares of our common stock issuable under our 2003 plan and 44,658 shares of our common stock issuable under our 2003 employee stock purchase plan.

Report of the Compensation Committee

        Our executive compensation program is administered by the compensation committee which is currently composed of three non-employee directors.

        Our executive compensation program is designed to attract, retain and reward executives who can help us achieve our business objectives and thereby maximize stockholder returns. The compensation committee establishes compensation policies for Dr. Loberg, our president and chief executive officer, and all other executive officers. All decisions by the compensation committee relating to the compensation of our executive officers are reviewed by our full board of directors.

        This report is submitted by the compensation committee and addresses the compensation policies for the fiscal year ended December 31, 2004 as they affected Dr. Loberg, our president and chief executive officer, and our other executive officers.

  Compensation Philosophy

        The objectives of the executive compensation program are to align the interests of management with the interests of stockholders through a system that relates compensation to business objectives and individual performance. Our executive compensation philosophy is based on the following principles:

  Competitive and Fair Compensation

        We are committed to providing an executive compensation program that helps us to attract, motivate and retain highly qualified and industrious executives. Our policy is to provide total compensation that is competitive for comparable work and comparable corporate performance. To this end, we regularly compare our compensation packages with those of other companies in our industry and set our compensation guidelines based on this review. We also seek to achieve a balance of the compensation paid to a particular individual and the compensation paid to our other executives and employees.

  Sustained Performance

        Executive officers are rewarded based upon an assessment of corporate, business group and individual performance. Corporate performance and business group performance are evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as achievement of operating budgets, establishment of strategic development alliances with third parties, timely development of new processes and product candidates and performance relative to competitors. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and our other values are fostered.

        In evaluating each executive officer's performance, we generally conform to the following process:

  •
  business and individual goals and objectives are set for each performance cycle;

  •
  at the end of the performance cycle, the accomplishment of the executive's goals and objectives and his contributions to NitroMed are evaluated;

  •
  the executive's performance is then compared with peers within NitroMed, and the results are communicated to the executive; and

  •
  the comparative results, combined with comparative compensation practices of other companies in the industry, are then used to determine salary, bonus and stock compensation levels.

        Annual compensation for our executives generally consists of three elements: salary, bonus and stock options. Bonuses totaling $348,701 were paid to all of our current executive officers for the fiscal year ended December 31, 2004.

        Salary for our executives is generally set by reviewing compensation for comparable positions in the market and the historical compensation levels of our executives. Increases in annual salaries are based on actual corporate and individual performance vis-à-vis targeted performance criteria and various subjective performance criteria. Targeted performance criteria vary for each executive based on his business group or area of responsibility, and may include:

  •
  achievement of the operating budget for NitroMed as a whole or of a business group of NitroMed;

  •
  continued innovation in development and commercialization of our technology;

  •
  timely development of new product candidates or processes;

  •
  development and implementation of successful marketing and commercialization strategies; and

  •
  implementation of financing strategies and establishment of strategic development alliances with third parties.

        Subjective performance criteria include an executive's ability to motivate others, develop the skills necessary to grow as we mature, recognize and pursue new business opportunities and initiate programs to enhance our growth and success. The compensation committee does not rely on a formula that assigns a pre-determined value to each of the criteria, but instead evaluates an executive officer's contribution in light of all criteria.

        Compensation for executive officers also includes the long-term incentives afforded by stock options. Our stock option program is designed to align the long-term interests of our employees and our stockholders and assist in the retention of executives. The size of option grants is generally intended to reflect the executive's position with us and his contributions to us, including his success in achieving the individual performance criteria described above. We generally grant options with annual vesting schedules over a four-year period to encourage key employees to continue their employment with us. During the fiscal year ended December 31, 2004, we granted stock options to purchase an aggregate of 700,000 shares of our common stock to executive officers at a weighted-average exercise price of $12.34 per share. All stock options granted to executive officers during the fiscal year ended December 31, 2004 were granted at fair market value on the date of grant.

        Executive officers are also eligible to participate in our 2003 employee stock purchase plan. The 2003 employee stock purchase plan is available to virtually all of our employees and generally permits participants to purchase shares of our common stock at a discount of 15% from the fair market value at the beginning or end of the applicable purchase periods permitted under the 2003 employee stock purchase plan.

Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company's chief executive officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. In general, we structure and administer our stock option plans in a manner intended to comply with the performance-based exception to Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the stock option plans will be treated as qualified performance-based compensation under Section 162(m). In addition, our compensation committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the compensation committee believes such payments are appropriate and in the best interests of our company and our stockholders, after taking into consideration changing business conditions and the performance of its employees.

Dr. Loberg's 2004 Compensation

        Dr. Loberg is eligible to participate in the same executive compensation plans available to our other executive officers. The Compensation Committee believes that Dr. Loberg's annual compensation, including the portion of his compensation based upon our stock option program, has been set at a level competitive with other companies in our industry.

        Dr. Loberg's salary increased from $319,693 for the fiscal year ended December 31, 2003 to $332,470 for the fiscal year ended December 31, 2004. During 2004, Dr. Loberg was granted stock options to purchase an aggregate of 150,000 shares of our common stock at a weighted-average exercise price of $7.55. Dr. Loberg also received a bonus of $116,365 in 2005 for his performance during the fiscal year ended December 31, 2004. In determining Dr. Loberg's compensation, the compensation committee considered, among other things, our financial performance, our achievement of targeted goals for the development of our products under development, an assessment of continuing progress of our business plan and Dr. Loberg's overall compensation package relative to that of other chief executives in our industry, including past option grants.

        By the compensation committee of the board of directors of NitroMed.

Mark Leschly (Chairman) Argeris Karabelas, Ph.D. Robert S. Cohen

Compensation Committee Interlocks and Insider Participation

        The members of the compensation committee during the fiscal year ended December 31, 2004 were Dr. Karabelas and Messrs. Cohen and Leschly. No member of the compensation committee was at any time during the fiscal year ended December 31, 2004, or formerly, an officer or employee of NitroMed or any subsidiary of NitroMed, nor has any member of the compensation committee had any relationship with NitroMed during the fiscal year ended December 31, 2004 requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934.

        None of our executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the compensation committee of NitroMed.

Comparative Stock Performance Graph

        The comparative stock performance graph below compares the cumulative total stockholder return (assuming reinvestment of dividends, if any) from investing $100 on November 6, 2003, the date on which our common stock was first publicly traded, and plotted at the close of the last trading day of the fiscal years ended December 31, 2003 and 2004, in each of (i) our common stock, (ii) the Nasdaq National Stock Market Index of U.S. Companies, which we refer to as the Nasdaq National Market Index, and (iii) the Nasdaq National Stock Market Pharmaceutical Index, which we refer to as the Nasdaq Pharmaceutical Index; except that, in the case of the Nasdaq National Market Index and the Nasdaq Pharmaceutical Index, the stock performance graph below reflects an investment date of October 31, 2003.

COMPARISON OF CUMULATIVE TOTAL RETURN*
AMONG NITROMED, INC., NASDAQ NATIONAL MARKET INDEX
AND NASDAQ PHARMACEUTICAL INDEX

Measurement Period (Fiscal Year Covered)	NitroMed, Inc.	Nasdaq National Market Index	Nasdaq Pharmaceutical Index
11/6/2003	$100.00	$100.00	$100.00
12/31/2003	$77.34	$98.89	$103.05
12/31/2004	$286.87	$104.85	$110.66
*
$100 invested on November 6, 2003 in our common stock and October 31, 2003 in either the Nasdaq National Market Index or the Nasdaq Pharmaceutical Index, including reinvestment of dividends.

PROPOSAL TWO—ADOPTION OF AMENDMENT TO AND APPROVAL OF CONTINUANCE
OF AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN

        Our board of directors believes that the continued growth and success of NitroMed depends, in large part, on our ability to maintain a competitive position in attracting, retaining and motivating key employees with experience and ability. We are currently authorized to issue up to 2,500,000 shares of our common stock (subject to adjustment in the event of stock splits and other similar events) pursuant to awards granted under our 2003 plan. As of March 31, 2005, there were 3,156,449 shares subject to outstanding options at a weighted average exercise price of $7.22 per share, no shares outstanding as restricted stock and 454,822 shares available for future grant under our 2003 plan.

        Accordingly, on March 9, 2005 our board of directors adopted, subject to stockholder approval, an amendment to the 2003 plan to amend the 2003 plan as follows:

  •
  To increase from 2,500,000 to 3,600,000 the number of shares of our common stock available for issuance under the 2003 plan (subject to adjustment in the event of stock splits and other similar events); and

  •
  To provide for an "evergreen provision" that allows for an annual increase in the number of shares of our common stock available for issuance under the 2003 plan, which annual increase will be added on the first day of each of our fiscal years during the period beginning in fiscal year 2006 and ending on the second day of fiscal year 2013 and will be equal to the lesser of (i) 1,400,000 shares of our common stock, (ii) 4% of the outstanding shares on that date or (iii) an amount determined by our board of directors.

        The full text of the amendment to the 2003 plan is attached as Appendix A.

        In order for awards granted under the 2003 plan to comply with Section 162(m) of the Code after the 2005 Annual Meeting of Stockholders, the continuance of the 2003 plan must be approved by our stockholders. If our stockholders do not vote to continue the 2003 plan, we will not make any further awards under the 2003 plan. Even if our stockholders do vote to continue the 2003 plan, however, awards granted thereunder will only be treated as qualified performance-based compensation under Section 162(m) if the grant of such awards complies with all other requirements of Section 162(m). There can be no assurance that compensation attributable to awards granted under the 2003 plan will be treated as qualified performance-based compensation under Section 162(m).

Summary of the 2003 Plan

        The following is a summary of the material provisions of the 2003 plan.

History

        The 2003 plan was initially adopted by our board of directors in March 2003 and approved by our stockholders in May 2003. In August 2003, our board of directors approved an increase in the number of shares of common stock reserved for issuance under our 2003 plan to 2,500,000 shares. This increase was approved by our stockholders in October 2003.

Description of Awards

        The 2003 plan provides for the grant of options intended to qualify as incentive stock options under Section 422 of the Code, non-statutory stock options, restricted stock awards and other stock-based awards as our board of directors may determine.

Incentive Stock Options and Nonstatutory Stock Options

        Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to any other terms and conditions specified in connection with the option grant. We may grant options at an exercise price equal to or greater than the fair market value of our common stock on the date of grant. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted to optionees holding more than 10% of the voting power of all shares of our capital stock at an exercise price less than 110% of the fair market value of our common stock on the date of grant.

        The 2003 plan permits our board of directors to determine how optionees may pay the exercise price of their options, including through payment by cash, check, surrender to us of shares of common stock owned for at least six months, by delivery to us of a promissory note, such other lawful consideration as the board of directors may determine or by any combination of the permitted forms of payment. In addition, options may be exercised by delivery to us of an irrevocable and unconditional undertaking of or instruction to a creditworthy broker to promptly deliver the exercise price to us. The term of each option is fixed by our board of directors and may not extend more than ten years from the date of grant (or five years from the date of grant in the case of an incentive stock option granted to employee who owns, as of the date of grant, securities representing an excess of 100% of the combined voting power of all classes of our stock or the stock of any of our subsidiaries).

Restricted Stock Awards

        Restricted stock awards entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period or periods established for such award.

Other Stock-Based Awards

        Under the 2003 plan, our board of directors has the right to grant other awards based upon our common stock having such terms and conditions as our board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into our common stock and the grant of stock appreciation rights.

Adjustments

        The 2003 plan provides that in the event of a merger or other reorganization event, our board of directors is authorized, in its discretion, to take one or more of the following actions with respect to outstanding awards:

  •
  provide for outstanding options to be assumed or substituted for by the acquiring or succeeding entity;

  •
  provide that all unexercised options will become exercisable in full as of a specified time before the reorganization event and will terminate immediately prior to the consummation of the transaction, unless previously exercised; or

  •
  in the event of a transaction where the holders of common stock receive a cash payment for their shares, provide that all outstanding options will terminate upon consummation of the transaction, and for a cash payment to the optionees equal to the aggregate cash per share received by the holders of common stock less the aggregate exercise price per share of the options.

        Our rights under the terms of outstanding restricted stock granted under the 2003 plan will inure to the benefit of the surviving or succeeding entity and will continue to apply to any cash, securities or other property into which shares were converted into or exchanged for as a result of such transaction. In connection with a merger or consolidation of an entity with our company or the acquisition by our company of property or stock of an entity, our board of directors may grant options in substitution for any options or other stock or stock-based awards granted by that entity or that entity's affiliates.

Eligibility to Receive Awards

        Our employees, officers, directors, consultants and advisors are eligible to receive awards under the 2003 plan. Under present law, however, incentive stock options may only be granted to employees of our company and our subsidiaries. Under the 2003 plan, no participant may receive any award for more than 500,000 shares in any calendar year.

Administration

        Our board of directors administers the 2003 plan. The board may delegate to a committee of the board any or all of its powers under the 2003 plan. Our board of directors has the authority to grant awards, including awards to executive officers, and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2003 plan and to interpret the provisions of the 2003 plan. In addition, our board of directors may delegate authority under the 2003 plan to one or more of our executive officers, provided that our board shall fix the terms of the awards as well as the maximum number of shares subject to awards that the executive officer may grant. Subject to any applicable limitations contained in the 2003 plan, our board, or if applicable, a committee of the board or one or more executive officers to whom authority has been granted under the 2003 plan, selects the recipients of awards and determines:

  •
  the number of shares of common stock covered by options and the dates upon which such options become exercisable;

  •
  the exercise price of options;

  •
  the duration of options (not to exceed ten years);

  •
  the conditions and limitations applicable to the exercise of each option; and

  •
  the number of shares of common stock subject to any restricted stock award and the terms and conditions of those awards.

In addition, our board of directors may from time to time establish one or more sub-plans under the 2003 plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. Our board of directors may establish such sub-plans by adopting supplements to the 2003 plan containing (i) those limitations on the board of director's discretion under the 2003 plan that the board deems necessary or desirable or (ii) any additional terms and conditions not otherwise inconsistent with the 2003 plan that our board of directors deems necessary or desirable.

Plan Benefits

        As of April 12, 2005, approximately 109 persons were eligible to receive awards under the 2003 plan, including our six executive officers and eight non-employee directors. The granting of awards under the 2003 plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

        On April 6, 2005, the last reported sale price of our common stock on the Nasdaq National Market was $16.05 per share.

Amendment or Termination

        Under the terms of the 2003 plan, our board of directors may amend any or all options granted under the plan to provide an option exercise price per share which may be lower or higher than the original option exercise price, and/or cancel any such options and grant in substitution therefor new options covering the same or different numbers of shares of common stock having an option exercise price per share which may be lower or higher than the exercise price of the canceled options. No awards may be granted under the 2003 plan after August 18, 2013, but the vesting and effectiveness of options, restricted stock and other stock based-awards previously granted may extend beyond that date.

        Our board of directors may at any time modify or amend the 2003 plan, except that no award granted under the 2003 plan intended to comply with Section 162(m) of the Code shall, after the date of the amendment, become exercisable, realizable or vested, as applicable to the award, unless the amendment is approved by our stockholders as required by Section 162(m) of the Code.

Federal Income Tax Consequences

        The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the 2003 plan. This summary is based on the tax laws in effect as of the date of this proxy statement. This summary assumes that all awards are exempt from, or comply with, Section 409A of the Code relating to nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

        A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our corporate parent, if any, or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under the caption "Nonstatutory Stock Options." The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

        A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition, and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year, and otherwise it will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year, and otherwise it will be short-term.

Nonstatutory Stock Options

        A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year, and otherwise it will be short-term.

Restricted Stock

        A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely Section 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make a timely Section 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year, and otherwise it will be short-term.

Other Stock-Based Awards

        The tax consequences associated with any other stock-based awards granted under the 2003 plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant's holding period and tax basis for the award or underlying common stock.

Tax Consequences to NitroMed

        There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Board Recommendation

        The board of directors recommends a vote "FOR" the approval of the amendment to, and approval of the continuance of, the 2003 plan.

PROPOSAL THREE—RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        Our board of directors has selected the firm of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005. Although stockholder approval of the board of directors' selection of Ernst & Young LLP is not required by law, our board of directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, our board of directors will reconsider its selection of Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

Board Recommendation

        The board of directors recommends a vote "FOR" the ratification of the selection of Ernst & Young LLP as NitroMed's independent registered public accounting firm for fiscal year ending December 31, 2005.

OTHER MATTERS

        Our board of directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on those matters.

SOLICITATION OF PROXIES

        The cost of solicitation of proxies will be borne by NitroMed. In addition to the solicitation of proxies by mail, officers and employees of NitroMed may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses of sending proxies and proxy material to beneficial owners.

REVOCATION OF PROXY

        Subject to the terms and conditions set forth in this proxy statement, all proxies received by us will be effective, notwithstanding any transfer of the shares to which those proxies relate, unless prior to the closing of the polls at the annual meeting, we receive a written notice of revocation signed by the person who, as of the record date, was the registered holder of those shares. The notice of revocation must indicate the certificate number and number of shares to which the revocation relates and the aggregate number of shares represented by the certificate(s).

STOCKHOLDER PROPOSALS

        In order to be included in proxy material for the 2006 Annual Meeting of Stockholders, stockholders' written proposed resolutions must be received by us at our principal executive offices, 125 Spring Street, Lexington, Massachusetts 02421 no later than December 13, 2005. We suggest that proponents submit their proposals by certified mail, return receipt requested, addressed to our Secretary.

        In addition, our by-laws require that we be given advance notice of stockholder nominations for election to the board of directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders, other than matters included in our proxy statement. The required notice must be in writing and received by our Secretary at our principal offices not less than 60 days nor more than 90 days prior to the annual meeting of stockholders. The date of our 2006 annual meeting of stockholders has not yet been established, but assuming it is held on May 16, 2006, in order to comply with the time periods set forth in our by-laws, appropriate notice for the 2006 annual meeting would need to be provided to our Secretary no earlier than February 15, 2006 and no later than March 17, 2006.

By Order of the Board of Directors, LAWRENCE E. BLOCH, M.D., J.D. Secretary

Lexington, Massachusetts
April 12, 2005

        OUR BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

Appendix A

NITROMED, INC.
AMENDMENT NO. 1 TO
AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN

        Pursuant to Section 11(d) of the Amended and Restated 2003 Stock Incentive Plan (the "Plan") of NitroMed, Inc., a Delaware corporation (the "Company"), the Plan be, and hereby is, amended as set forth below. Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Plan.

  1.
  Section 4 of the Plan is hereby deleted in its entirety and the following is substituted in its place:

  "4.
  Stock Available for Awards.

            (a)   Number of Shares. Subject to adjustment under Section 8, Awards may be made under the Plan for up to the number of shares of common stock, $0.01 par value per share, of the Company (the "Common Stock") that is equal to the sum of:

      (1)
      3,600,000 shares of Common Stock; plus

      (2)
      an annual increase to be added on the first day of each of the Company's fiscal years during the period beginning in fiscal year 2006 and ending on the second day of fiscal year 2013 equal to the lesser of (i) 1,400,000 shares of Common Stock, (ii) 4% of the outstanding shares on such date or (iii) an amount determined by the Board.

    If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options, to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

            (b)   Per Participant Limit. Subject to adjustment under Section 8, for Awards granted after the Common Stock is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 500,000 per calendar year. The per Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code ("Section 162(m)")."

  2.
  This amendment shall be effective as of the date approved by the stockholders of the Company.

PROXY
NITROMED, INC.
125 SPRING STREET
LEXINGTON, MASSACHUSETTS 02421
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 16, 2005

        The undersigned, revoking all prior proxies, hereby appoints Michael D. Loberg, Ph.D., Lawrence E. Bloch, M.D., J.D. and James G. Ham, III as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all shares of common stock of NitroMed, Inc. (the "Company") held of record by the undersigned on April 1, 2005 at the Annual Meeting of Stockholders to be held on Monday, May 16, 2005 at 1:00 p.m. local time and any adjournments thereof. The undersigned hereby directs Michael D. Loberg, Ph.D., Lawrence E. Bloch, M.D., J.D. and James G. Ham, III to vote in accordance with their best judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the matters set forth in such Notice as specified by the undersigned.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

NITROMED, INC.

May 16, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

  Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSALS 1 2, AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect the following nine (9) nominees as Directors of the Company.
NOMINEES
☐	FOR ALL NOMINEES	o o o o	Argeris Karabelas, Ph.D. Michael D. Loberg, Ph.D. Robert S. Cohen Frank L. Douglas, M.D., Ph.D.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	o o o	Zola Horovitz, Ph.D. Mark Leschly John W. Littlechild
☐	FOR ALL EXCEPT (See instructions below)	o o	Joseph Loscalzo, M.D., Ph.D. Davey S. Scoon

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

		FOR	AGAINST	ABSTAIN
2.	To adopt the amendment to, and approve the continuance of, the Company's amended and restated 2003 stock incentive plan.	☐	☐	☐
3.	To ratify the selection by the Board of Directors of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005.	☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL MEETING OR AT ANY ADJOURNMENT THEREOF WILL NOT BE DEEMED TO REVOKE THE PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING.
Dear Stockholder:
Please take note of the important information enclosed with this proxy card. There are matters related to the operation of the Company that require your prompt attention.
Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.
Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign and date the card, detach it and return your proxy in the enclosed postage paid envelope.
Thank you in advance for your prompt consideration of these matters.
Sincerely,
NitroMed, Inc.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
NITROMED, INC. 125 SPRING STREET LEXINGTON, MASSACHUSETTS 02421
STOCK OWNERSHIP INFORMATION
PROPOSAL ONE—ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
INFORMATION ABOUT EXECUTIVE COMPENSATION
PROPOSAL TWO—ADOPTION OF AMENDMENT TO AND APPROVAL OF CONTINUANCE OF AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN
PROPOSAL THREE—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
SOLICITATION OF PROXIES
REVOCATION OF PROXY
STOCKHOLDER PROPOSALS